[TREEV LOGO]
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170


                                                                October 20, 1998
Dear Stockholders:

    It is my pleasure to invite you to a Special Meeting of Stockholders of TREEV, Inc. to be held on Wednesday, December 9, 1998 at 9:00 a.m., at the Company's headquarters at 500 Huntmar Park Drive, Herndon, Virginia 20170.

    Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Special Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Special Meeting.

    I hope that you will attend the Special Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ JAMES J. LETO
                                          JAMES J. LETO
                                          Chairman and Chief Executive Officer

                                  [TREEV LOGO]
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           Wednesday, December 9, 1998

To our Stockholders:

    A Special Meeting of Stockholders (the "Meeting") of TREEV, Inc. (the "Company") will be held on Wednesday, December 9, 1998 at 9:00 a.m. at TREEV's headquarters, 500 Huntmar Park Drive, Herndon, Virginia for the following purposes:

    1. To approve, in accordance with the Nasdaq rules, the issuance of shares of the Company's common stock, $.0001 par value per share, issuable in connection with the Company's Series N Convertible Preferred Stock and on exercise of warrants to purchase shares of Common Stock at an exercise price of $.6250 per share;

    2. To approve an amendment to the Restated Certificate of Incorporation of the Company to effect a one-for-four reverse stock split of the Company's outstanding Common Stock; in the event the reverse stock split is not necessary for the Company to meet the Nasdaq listing requirements, the Board of Directors has reserved the ability to abandon implementation of the amendment; and

    3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Holders of record of Common Stock at the close of business on October 16, 1998 are entitled to receive notice of and to vote at the Meeting.

    You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE PAID ENVELOPE. No postage need to be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person.

                                      By Order of the Board of Directors

                                      /s/ JULIA A. BOWEN
                                      JULIA A. BOWEN
                                      Vice President, General Counsel
                                      and Assistant Secretary

Herndon, Virginia
October 20, 1998

                                  [TREEV LOGO]
                             500 Huntmar Park Drive
                             Herndon, Virginia 20170

                                 PROXY STATEMENT

    The Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors ("Board") of TREEV, Inc. (the "Company") of proxies to be voted at a Special Meeting of Stockholders scheduled to be held on Wednesday, December 9, 1998 at 9:00 a.m. at the Company's headquarters, 500 Huntmar Park Drive, Herndon, Virginia, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about October 20, 1998, to all holders of record of the Company's common stock, $.0001 par value per share (the "Common Stock"), as of the close of business on October 16, 1998.

    At the Meeting, stockholders will vote on proposals to (1) approve, in accordance with Nasdaq rules, the issuance of shares of Common Stock issuable in connection with the Company's Series N Convertible Preferred Stock ("Series N Stock") and on exercise of warrants to purchase shares of Common Stock at an exercise price of $.6250 per share ("Investor Warrants") and (2) amend the Restated Certificate of Incorporation of the Company to effect a one-for-four reverse stock split (the "Reverse Stock Split"); in the event the Reverse Stock Split is not necessary for the Company to meet the Nasdaq listing requirements, the Board of Directors has reserved the ability to abandon implementation of the amendment.

                        VOTING SECURITIES AND RECORD DATE

    The Board has fixed the close of business on October 16, 1998 as the record date (the "Record Date") for determination of holders of Common Stock entitled to notice of and to vote at the Meeting. As of the Record Date, there were 33,875,790 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Under Delaware law, shares represented at the Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to either Proposal 1 or 2 will have the same effect as votes against the proposals. Under the New York Stock Exchange Rules, brokers will not have discretionary voting authority to vote on Proposals 1 or 2, and may not vote for Proposals 1 or 2 without receiving instructions from the beneficial owners of shares. Broker non-votes will be treated as unvoted for purposes of determining approval of Proposal 1 (and therefore will reduce the absolute number -- although not the percentage -- of votes needed for approval) but will be counted as votes against Proposal 2.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

    Holders of Common Stock of record on the Record Date may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders "FOR" Proposals 1 and 2.

    The Board encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and voting in person.

    The proxy holders, James J. Leto and Jorge R. Forgues, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

    Dissenters' rights of appraisal do not apply to the matters to be considered at the Meeting.

    The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Special Meeting of Stockholders will be paid by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and regular employees of the Company and its subsidiaries personally, by mail, telephone, telecopier or by personal solicitation, for which they will receive no additional compensation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses. All expenses for soliciting proxies will be paid by the Company. Proxies may be solicited by personal interview, mail, and telephone.

                            OWNERSHIP OF TREEV STOCK

    The following table sets forth certain information, as of September 25, 1998, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

    The address of each person listed below, other than Mr. Kassner, Mr.Ardinger and Mr. Adkins is 500 Huntmar Park Drive, Herndon, Virginia 20170.

                                                   Number of Shares     Percent
Name and Address of Beneficial Owner             Beneficially Owned(1) of Class
------------------------------------             --------------------  --------
Fred E. Kassner(2).............................       8,544,097          26.0%
Horace T. Ardinger, Jr.(3).....................       6,494,960          19.9
Douglas Adkins(4)..............................       4,744,152          13.0
Robert P. Bernardi(5)..........................       1,226,247           3.8
James J. Leto(6)...............................         577,939           1.8
Jorge R. Forgues(7)............................         157,216           0.4
John F. Burton(8)..............................         145,000           0.4
David E. MacWhorter(9).........................         119,466           0.4
Brian H. Hajost(10)............................         121,400           0.4
Richard McMahon(11)............................         105,573           0.3
C. Alan Peyser(12).............................          79,000           0.1
Directors and executive officers as a group           2,531,841           7.1
(8) persons....................................
----------

    (1) Under applicable rules of the SEC, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock that he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

    (2) The address of Mr. Kassner is 69 Spring Street, Ramsey, New Jersey 07446. Of the total shares shown, Mr. Kassner has shared voting and dispositive power with respect to 1,972,857 shares, including 80,000 shares underlying a warrant, held by Liberty Travel, Inc. of which Mr. Kassner is an officer, director, and stockholder. Of the shares reported as being held directly by Mr. Kassner, 354,000 are issuable upon the exercise of warrants, 4,000,000 shares are issuable upon the conversion of the Series M Convertible Preferred Stock and 1,000,000 shares are issuable upon the conversion of the Series M1 Convertible Preferred Stock.

    (3) The address of Mr. Ardinger is 3000 Thanksgiving Tower, Dallas, Texas 75201. The shares of Common Stock listed in the table as beneficially owned by Mr. Ardinger consist of 2,906,015 shares of Common Stock currently owned by Mr. Ardinger and 3,588,945 shares of Common Stock currently issuable upon conversion or exercise of a portion of the Series N Stock and/or the Investor Warrants purchased by Mr. Ardinger and the Ardinger Family Partnership, which Mr. Ardinger controls. Under Nasdaq rules, the remainder of the shares underlying the Series N Stock and/or the Investor Warrants purchased by Mr. Ardinger and the Ardinger Family Partnership cannot be issued absent stockholder approval. Such shares are thus not currently beneficially owned by Mr. Ardinger. However, upon approval of Proposal 1 by the stockholders in accordance with such Nasdaq Rules, the portion of Series N Stock purchased by Mr. Ardinger and the Ardinger Family Partnership (assuming no such shares of Series N Stock and no such Investor Warrants have been converted or exercised prior to such approval) will be convertible and automatically converted into 12,476,608 shares of Common Stock and the Investor Warrants will be exercisable for 640,000 shares of Common Stock. Combined with the Common Stock owned directly by Mr. Ardinger, 16,022,623 shares of Common Stock will be beneficially owned by Mr. Ardinger upon approval of Proposal 1.

    (4) The address of Mr. Adkins is 3000 Thanksgiving Tower, Dallas, Texas 75201. The shares of Common Stock listed in the table as beneficially owned by Mr. Adkins consist of 1,450,000 shares of Common Stock currently owned by Mr. Adkins, 3,119,152 shares of Common Stock currently issuable upon conversion or exercise of the Series N Stock and/or the Investor Warrants purchased by the Adkins Family Trust Ltd. and the Baker Family Trust (both of whose shares Mr. Adkins may be deemed to beneficially own) and 175,000 shares issuable upon exercise of warrants (including 160,000 issuable upon exercise of the Investor Warrants).

    (5) Includes 778,747 shares issuable upon exercise of options.

    (6) Includes 537,195 shares issuable upon exercise of options.

    (7) Includes 149,695 shares issuable upon exercise of options.

    (8) All shares are issuable upon exercise of options.

    (9) Includes 113,659 shares issuable upon exercise of options.

   (10) Includes 103,049 shares issuable upon exercise of options.

   (11) Includes 99,000 shares issuable upon exercise of options.

   (12) Includes 55,000 shares issuable upon exercise of options.

                   PROPOSAL NUMBER 1 -- APPROVAL TO ELIMINATE
                 THE RESTRICTION ON THE NUMBER OF COMMON SHARES ISSUABLE IN CONNECTION WITH THE SERIES N STOCK
                    AND ON EXERCISE OF THE INVESTOR WARRANTS

    On September 22, 1998, pursuant to the Securities Purchase Agreement dated as of September 22, 1998 (the "Securities Purchase Agreement") between the Company and Horace T. Ardinger, Jr., the Ardinger Family Partnership, which Mr. Ardinger controls, the Baker Family Trust and the Adkins Family Trust, Ltd. (the "Purchasers"), the Company issued 1,559,576 shares of Series N Stock and Investor Warrants to purchase 800,000 shares of Common Stock to the Purchasers. The Investor Warrants expire on September 21, 2001. The rights, preferences and privileges of the Series N Stock are set forth in a Certificate of Designations, Preferences and Rights of Series N Convertible Preferred Stock (the "Series N Certificate"). The Series N Certificate is annexed as Appendix A to this Proxy Statement and the following summary of the terms of the Series N Stock is qualified in its entirety by reference to the Series N Certificate. The terms of the Series N Stock and the Investor Warrants have been approved by the Board.

    Approximately $7,100,000 of the $10 million in net proceeds from the sale of the Series N Stock and the Investor Warrants has been used to redeem the Company's Series K Convertible Preferred Stock and Series L Convertible Preferred Stock and the remainder will be used for working capital purposes.

    Under the Securities Purchase Agreement, the Company has granted the Purchasers registration rights whereby the Company is obligated to file a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission ("SEC") upon such time as it registers shares for any other third party. Until such time as a registration statement has been filed and is declared effective by the SEC, the holders of the Series N Stock and the holders of the Investor Warrants (which, as of the date hereof, are the Purchasers, who shall be referred to hereafter in this Proxy Statement as the "Holders") may not transfer such securities or the Common Stock issuable in connection therewith unless the sale is made in compliance with an exemption from the registration requirements of the Securities Act.

Conversion and Exercise Rights

    Subject to the Nasdaq limits described below, each share of Series N Stock is convertible at the option of the Holder into 10 shares of Common Stock. Upon the stockholders' approval of Proposal 1 at the Meeting, any Series N Stock that has not previously been converted shall immediately convert into shares of Common Stock. Assuming that no shares of the Series N Stock have been converted prior to such time, the Series N Stock shall immediately convert into 15,595,760 shares of the Company's Common Stock. At the time of such conversion, H.T. Ardinger, Jr. will receive 6,238,304 shares, the Ardinger Family Trust will receive 6,238,304 shares, the Baker Family Trust will receive 1,559,576 shares, and the Adkins Family Trust, Ltd. will receive 1,559,576 shares. The conversion price of the Series N Stock is $.6412 per share, which was the market price of the Common Stock on the date the Series N Stock was sold to the Holders by the Company. The conversion price of the Series N Stock shall be adjusted in the event of a stock split, stock dividend, combination, reclassification or other similar event with respect to the Common Stock. The number of shares of Common Stock to be issued to the Holders upon conversion of the Series N Stock shall be adjusted if certain distributions with respect to shares of Common Stock are made, if certain reclassifications or changes of the outstanding shares of Common Stock are made, and in the event of certain mergers or consolidations, a sale or transfer of all or substantially all of the Company's assets and certain share exchanges. In addition, the Holders shall be entitled to acquire certain purchase rights to the Common Stock in the event the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock.

    Upon the stockholders' approval of Proposal 1 at the Meeting (and assuming that no Investor Warrants have been exercised prior to such time), the Investor Warrants shall be exercisable, until September 21, 2001, into 800,000 shares of Common Stock as follows: 320,000 shares to H.T. Ardinger, Jr.; 320,000 shares to the Ardinger Family Partnership; 80,000 shares to the Baker Family Trust; and 80,000 shares to the Adkins Family Trust, Ltd. Such Investor Warrants shall be exercisable at an exercise price of $.6250 per share, which was the market price of the Common Stock on the date the Investor Warrants were sold by the Company to the Holders. In the event of a stock split, stock dividend, recapitalization, reorganization, reclassification or other subdivision or combination of the Common Stock, the exercise price of the Investor Warrants and the number of shares of Common Stock issuable on exercise of the Investor Warrants shall be proportionately adjusted. The number of shares issuable on exercise is also adjusted in the event of certain mergers and consolidations and in the event of a sale or conveyance of all or substantially all of the Company's assets.

    If Proposal 2 concerning the Reverse Stock Split is approved by the stockholders and implemented, the number of shares to be issued upon conversion of the Series N Stock and on exercise of the Investor Warrants will be adjusted proportionately. See "Proposal Number Two" below.

Ranking

    Shares of Series N Stock rank prior to the Common Stock and any class or series of capital stock created after the creation of the Series N Stock (unless consent of the holders of the Series N Stock is obtained as described below under "Voting Rights") and ranks pari passu with any class or series created after the creation of the Series N Stock that specifically states that it ranks pari passu with the Series N Stock and where the holders of the Series N Stock have approved the issuance of such securities as described below under "Voting Rights." The Series N Stock ranks junior to the Company's Series A Cumulative Convertible Preferred Stock ("Series A Stock") and the Series M and M1
Convertible Preferred Stocks (the "Series M Stock" and the "Series M1 Stock", respectively).

Voting Rights

    The Series N Stock generally has no voting rights except as otherwise provided by the Delaware General Corporation Law. However, the approval of the holders of a majority of the then outstanding shares of Series N Stock is required to: (1) alter or change the rights, preferences or privileges of the Series N Stock, (2) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series N Stock, (3) create any new class or series of capital stock ranking prior to or pari passu with the Series N Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, (4) increase the authorized number of shares of Series N Stock, (5) issue any shares of Series N Stock other than pursuant to the Securities Purchase Agreement, (6) issue any additional shares of any securities ranking senior to the Series N Stock or (7) redeem, or declare or pay a cash dividend or distribution on, any securities junior to the Series N Stock.

    In the event the holders of the Series N Stock approve a change described in clause (1) above, a dissenting holder has the right for a period of 30 days to convert its shares of Series N Stock pursuant to the terms of the Series N Certificate as they existed prior to the change.

Redemption

    A holder of the Series N Stock is entitled to require the Company to purchase for cash any or all of such holder's shares of Series N Stock in the event that the Company (i) fails to timely remove legends from any holder's securities as and when required by the Securities Purchase Agreement; (ii) provides notice to any holder of its intention not to issue shares of Common Stock upon conversion in accordance with the terms of the Series N Certificate;
(iii) sells, conveys or disposes of all or substantially all of the Company's assets; (iv) merges, consolidates or engages in certain other business combinations; or (v) approves, recommends or otherwise consents to any transaction or series of related transactions which results in fifty percent or more of the voting power of its capital stock being owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended). The Company does not have the right to redeem shares of the Series N Stock.

Board Representation

    Pursuant to the Securities Purchase Agreement, Mr. Ardinger, at his election, has the right to either (i) a seat on the Company's Board of Directors or (ii) observation of the Company's Board of Directors' quarterly meetings in person or via conference call. If such election is not made by October 22, 1998, Mr. Ardinger shall be deemed to have elected to observe the meetings rather than serve on the Board of Directors.

Right of First Refusal

    Under the Securities Purchase Agreement, the Company may not, without the prior consent of the Holders, contract with any party to obtain additional equity financing in any form (an "Offering") unless the Company first delivers to the Holders, at least five business days prior to the closing of such Offering, written notice describing the proposed Offering in detail and providing the Holders the option to purchase, during such five-day period, the shares included in such Offering on the same terms as contemplated by such Offering. This right of first refusal does not apply to certain transactions, including but not limited to, the issuance of securities pursuant to an underwritten public offering, the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date of the Securities Purchase Agreement or the issuance of securities as consideration for a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise capital), or as consideration for the acquisition of a business, product or license by the Company or exercise of options by employees or directors.

Nasdaq Rule

    Rule 4460 of Nasdaq, which is applicable to the Company because the Company's shares of Common Stock are presently included for quotation on the Nasdaq National Market, sets forth the corporate governance standards for such securities. Section (i) of Rule 4460 requires shareholder approval for certain transactions in such securities. Section (i) provides:

        (1) Each NNM [Nasdaq National Market] issuer shall require shareholder approval of a plan or arrangement under subparagraph (A) below, or prior to the issuance of designated securities under subparagraph (B), (C), or (D) below:

                . . .

           (B) when the issuance will result in a change of control of the issuer;

                . . .

           (D) in connection with a transaction other than a public offering involving:

                (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

                (ii) the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

       (2) Exceptions may be made upon application to Nasdaq when:

           (A) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise; and

           (B) reliance by the company on this exception is expressly approved by the Audit Committee or a comparable body of the Board of Directors.

           A company relying on this exception must mail to all shareholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the shareholder approval that would otherwise be required and indicating that the Audit Committee of the Board or a comparable body has expressly approved the exception.

    Nasdaq Rule 4460(i)(1) provides that the limits set forth in subparagraphs 4460(i)(1)(B) and (D) do not apply if a company's stockholders approve the issuance of the securities subject to the Rule.

Stockholder Approval

    The Board desires to be able to issue shares of Common Stock in connection with the Series N Stock and on exercise of the Investor Warrants without regard to the limits of Nasdaq Rule 4460. The Board believes it would be in the best interests of the Company if the Company could issue such shares of Common Stock to the Holders.

    If stockholder approval is not obtained for Proposal 1 at the Meeting, the Company is obligated pursuant to the Securities Purchase Agreement to continue seeking stockholder approval. At any time prior to obtaining stockholder approval, the Series N Stock and the Investor Warrants will remain outstanding but the amount of shares of Series N Stock and the amount of Investor Warrants that may be converted or exercised will be limited. In general, unless stockholder approval is obtained, the Series N Stock and the Investor Warrants will not be convertible or exercisable, as applicable, by a Holder into shares of Common Stock which, when combined with Common Stock already owned by that Holder, exceed 20% of the voting power or outstanding Common Stock of the Company at the time of conversion or exercise.

Vote Required

    The affirmative vote of the holders of a majority of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the proposal to eliminate the restriction on the number of shares of Common Stock issuable in connection with the Series N Stock and on exercise of the Investor Warrants.

    The Board recommends a vote "FOR" the approval to eliminate the restriction on the number of shares of Common Stock issuable in connection with the Series N Stock and on exercise of the Investor Warrants.

            PROPOSAL NUMBER TWO -- AMEND THE RESTATED CERTIFICATE OF
          INCORPORATION OF THE COMPANY TO EFFECT A ONE-FOR-FOUR REVERSE
             STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK.

General

    As of September 22, 1998, the Board of Directors adopted a resolution, subject to stockholder approval, authorizing an amendment to the Company's Restated Certificate of Incorporation to effect a one-for-four reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock. The intent of the Reverse Stock Split is to prevent the delisting of the Company's shares of Common Stock from the Nasdaq National Market.

    If the Reverse Stock Split is approved by the stockholders at the Meeting, it will be effected only upon a determination by the Board that it is required to effect the Reverse Stock Split in order for the Common Stock to remain listed on the Nasdaq National Market. If the Board makes such a determination, the Board will cause an amendment to the Restated Certificate of Incorporation of the Company to effect the Reverse Stock Split to be filed. The Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next Annual Meeting of Stockholders. The Company expects that if the Reverse Stock Split is effected, it will be effected substantially before the next Annual Meeting, as described below. However, if no Reverse Stock Split is effected by the date of the next
Annual Meeting, the Board will take action to abandon the Reverse Stock Split. The proposed amendment to the Restated Certificate of Incorporation, which contains the procedures for the consummation of the Reverse Stock Split of the Company's capital stock, is attached hereto as Appendix B.

Reasons for the Reverse Stock Split

    The primary reasons for the Reverse Stock Split are to maintain listing of the Company's shares of Common Stock on the Nasdaq National Market and to facilitate trading activity of the Common Stock.

    The Company's shares of Common Stock have been listed, and have traded on the Nasdaq National Market under the symbol "TREV" (prior to May 9, 1998, as "IMGX"), since its initial public offering in December 1992. The Nasdaq Stock Market, the National Association of Securities Dealers, Inc., and the SEC have approved substantial changes in Nasdaq National Market initial listing and maintenance requirements which became effective on February 23, 1998. These rules require that in order to remain listed on the Nasdaq National Market, companies must, among other requirements, maintain a minimum bid price of $1.00 per share. According to the maintenance requirements, a listed company will have regained compliance if its security trades at or above the minimum requirement for at least ten consecutive trade days.

    On numerous occasions, and for protracted periods, the bid price of the Company's shares of Common Stock has fallen and remained below $1.00. On the Record Date, the reported closing price of the Common Stock on the Nasdaq National Market was $0.625 per share. Nasdaq has indicated that because the Company's stock has traded below the Nasdaq minimum bid price of $1.00, the Company is not currently in compliance with the minimum bid price requirement to maintain listing on the Nasdaq National Market System. Nasdaq indicated further that if, on or before October 7, 1998, the Company was not in compliance for at least ten consecutive trading days, the Company's Common Stock would be delisted at the opening of business on October 9. In an effort to maintain its listing, on October 6, 1998, the Company requested a Nasdaq hearing. The Company understands that, under Nasdaq procedures, the Company's Common Stock will continue to trade on Nasdaq pending the outcome of the hearing. The Board believes that if the Reverse Stock Split is approved by the stockholders at the Meeting, and the Reverse Stock Split is implemented, the Company's Common Stock will trade at a price above the minimum required bid price for continued listing on the Nasdaq National Market System. However, no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, or will remain at levels necessary for such continued listing, or that the Company would meet the other eligibility standards for the Nasdaq National Market. In the event that the Company's Common Stock trades at a minimum price of more than $1.00 for a period of ten consecutive trading days prior to the hearing and the Company is able to maintain its Nasdaq National Market System listing, the Board will reassess whether to proceed with the Reverse Stock Split.

    The Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split. The Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

    If the Reverse Stock Split is not approved by the stockholders at the Meeting, it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on the Nasdaq National Market. In such an event, the shares of Common Stock will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or on the "Electronic Bulletin Board," as a result of which, among other things, the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and stockholders likely would experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

Implementation of the Reverse Stock Split

    If the stockholders approve this proposal and the Board believes it is in the best interest of the Company to give effect to the Reverse Stock Split, the Reverse Stock Split would be formally implemented by amending Article Fourth of the Company's present Restated Certificate of Incorporation to add language in or substantially in the form annexed hereto as Appendix B, and then by filing such an amendment with the Secretary of State of the State of Delaware.

Principal Effects of the Reverse Stock Split

    Assuming the Reverse Stock Split is approved by the Company's stockholders at the Meeting and implemented by the Board, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by four. The Company will pay cash in lieu of any fractional shares. The percentage ownership interest in the Company and proportional voting power of each holder of Common Stock will remain unchanged, except for minor differences resulting from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of Common Stock and the Series A Stock, Series M Stock, the Series M1 Stock and the Series N Stock (collectively, the "Preferred Stock") will be substantially unaffected by the Reverse Stock Split. However, the conversion prices or the number of shares of Common Stock issuable upon conversion of the Preferred Stock, as applicable, shall be proportionately adjusted to reflect the Reverse Stock Split. In addition, the exercise prices at which and the number of shares of Common Stock into which any outstanding warrants of the Company are or will be exercisable will be proportionately adjusted to reflect the Reverse Stock Split.

    After the Reverse Stock Split, the Company expects to have approximately 8,468,948 shares of Common Stock outstanding. If Proposal 1 is approved, and the Series N Stock is therefore automatically converted into Common Stock, the number of shares of Common Stock outstanding after the Reverse Stock Split will increase by 3,898,940 shares. The par value of the Common Stock will remain at $.0001 per share. The number of authorized shares of Common Stock will not be reduced and consequently will be greater as compared to the number of shares of Common Stock outstanding than prior to the Reverse Stock Split. Future issuances of Common Stock therefore may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. As the Reverse Stock Split will increase proportionately the number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or By-Laws.

Exchange of Stock Certificates

    Assuming the Reverse Stock Split is approved by the stockholders and effectuated, stockholders will be required to exchange their stock certificates for new certificates representing the post-split number of shares of Common Stock. At the Effective Date, shares of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be reclassified as and changed into the appropriate number of shares of the Company's post-split Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. No certificates or scrip representing fractional share interests in the New Common Stock will be issued and the Company will instead pay cash in lieu of fractional shares resulting from the Reverse Stock Split. Shortly after the Effective Date, the Corporation will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock and cash in lieu of any fractional shares.

    Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

U.S. Federal Income Tax Consequences

    The following summary of the material U. S. federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings, and judicial decisions as of the date hereof, all of which may be repealed, revoked, or modified so as to result in U.S. federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect a holder of Common Stock. This summary applies only to holders who hold

Common Stock as a capital asset, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, insurance companies, tax-exempt organizations, persons holding Common Stock as part of a hedging or conversion transaction or a straddle, persons whose "functional currency" is not the U.S. dollar, and certain U.S. expatriates.

    This summary is for general information only. It does not address all aspects of U.S. federal income taxation that may be relevant to holders of Common Stock in light of their particular circumstances, nor does it address any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. ACCORDINGLY, HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

    1. The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

    2. Except with respect to cash received in lieu of fractional shares (discussed below), no gain or loss will be recognized by a holder of Common Stock as a result of the Reverse Stock Split.

    3. A holder's tax basis in Common Stock immediately before the Reverse Stock Split generally will be allocated among the Common Stock (including fractional shares) received in the Reverse Stock Split on a pro rata basis.

    4. The holding period of the Common Stock received in the Reverse Stock Split (including fractional shares) will include the holder's holding period of the Common Stock prior to the Reverse Stock Split.

    5. The receipt of cash in lieu of a fractional share of Common Stock will be taxable as if the fractional share had been issued and then redeemed for cash. Accordingly, the tax consequences of this assumed redemption will be determined in accordance with Section 302 of the Code and such deemed redemption should give rise to capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of a fractional share and the holder's adjusted tax basis in such fractional share. Such capital gain or loss will be long-term capital gain or loss if on the Effective Date the shares of Common Stock have been held for more than one year. Holders of Common Stock should consult their tax advisers with respect to the tax treatment of cash received in lieu of a fractional share.

Required Affirmative Vote

    The affirmative vote of the holders of a majority of all the issued and outstanding shares of Common Stock is required to approve the Reverse Stock Split.

Recommendation

    The Company's Board of Directors unanimously recommends a vote "FOR" the proposal to approve the Reverse Stock Split.

Stockholder Proposals

    The Company anticipates that its 1999 Annual Meeting of stockholders will be held in June, 1999. In order for a stockholder proposal to be included in the Company's proxy statement or form of proxy for the 1999 Annual Meeting, such proposal must be submitted in accordance with SEC Rule 14a-8 and must be received by the Company no later than December 24, 1998. Stockholders should send their proposals to the Company's corporate headquarters. Under SEC Rule 14a-4, the Company will be able to use proxies given to it for the 1999 Annual Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at the Company's discretion unless the proposal is submitted to the Company on or before March 6, 1999.

Other Business

    The Board does not intend to bring any other matter before the Meeting and does not know of any other business that others will present for consideration at the Meeting. Except as the Board may otherwise permit, only the business set forth and discussed in the Notice of Special Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting, the proxy holders will vote on such matters according to their discretion.

                                      By Order of the Board of Directors

                                      /s/ JULIA A. BOWEN
                                      JULIA A. BOWEN
                                      Vice President, General Counsel
                                      and Assistant Secretary

    All stockholders are urged to complete, sign, date, and return the accompanying proxy card in the enclosed postage paid envelope. Thank you for your prompt attention to this matter.

                                                                      Appendix A
                         CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       of

                      SERIES N CONVERTIBLE PREFERRED STOCK

                                       of

                                   TREEV, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

    TREEV, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Restated Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.0001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

    Series N Convertible Preferred Stock:

                            I. DESIGNATION AND AMOUNT

    The designation of this series, which consists of 1,559,576 shares of Preferred Stock, is the Series N Convertible Preferred Stock (the "Series N
Preferred Stock") and the face amount shall be $6.4120 per share (the "Face Amount"). The holders of the Series N Preferred Stock (the "Holders") will be issued shares of the Series N Preferred Stock in denominations of 100,000 shares.
No other Series N Preferred Stock shall be issued without the consent of the Holders.

                             II. CERTAIN DEFINITIONS

    For purposes of this Certificate of Designation, the following terms shall have the following meanings:

    A. "Conversion Date" means, for any Optional Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion shall be the date the Corporation's shareholders approve the transaction (as discussed in Paragraph C of Article
III).

    B. "Conversion Price" means  a  price  equal  to  $.6412 per share of Common
Stock.

                                 III. CONVERSION

    A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article III, each Holder of shares of Series N Preferred Stock may, at any time and from time to time, convert (an

"Optional Conversion") each of its shares of Series N Preferred Stock into a number of fully paid and nonassessable shares of Common Stock at $.6412 per share.

    B. Mechanics of Conversion. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series N Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Article XI.B).

        (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series N Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, no later than the second business day following the later of (a) the Conversion Date and
    (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI.B) (the "Delivery Period"), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series N Preferred Stock being converted and (y) a certificate representing the number of shares of Series N Preferred Stock not being converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

        (ii) Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series N Preferred Stock.

        (iii) No Fractional Shares. If any conversion of Series N Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series N Preferred Stock shall be the next higher whole number of shares.

        (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The
    Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

    C. Required Conversion Upon Shareholders' Approval of the Transaction. Provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series N Preferred Stock are then authorized and reserved for issuance, each share of Series N Preferred Stock issued and outstanding on the date the Corporation's shareholders approve the issuance of the Common Stock issuable under the Series N Preferred Stock to the Holder, automatically shall be converted into shares of Common Stock on such date in accordance with the conversion rate set forth in Paragraph A of this Article III (the "Required Conversion"). When the Required Conversion occurs, the Corporation and the Holders of Series N Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article III; provided, however, that the Holders of Series N Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

    In the event shareholder approval is not obtained on the first attempt by the Corporation, the Corporation shall continue to pursue such shareholder approval. Until such time as the shareholders approve the issuance of all of the shares underlying the Series N Preferred Stock, each Holder may convert up to the number of shares of such Holder's Series N Preferred Stock that, when combined with such Holder's already outstanding shares of Common Stock, does not exceed 20% of the outstanding shares of Common Stock.

                    IV. RESERVATION OF SHARES OF COMMON STOCK

    Upon the initial issuance of the shares of Series N Preferred Stock, the Corporation shall reserve 15,595,760 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of the Series N Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series N Preferred Stock outstanding at the Conversion Price.

                       V. REDEMPTION DUE TO CERTAIN EVENTS

    A. Redemption by Holder. In the event (each of the events described in clauses (i)-(iii) below after expiration of the applicable cure period (if any) being a "Redemption Event"):

        (i) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holders of Series N Preferred Stock upon conversion of the Series N Preferred Stock as and when required by the securities purchase agreement dated as of September 22, 1998, by and among the Corporation and the purchasers of the Series N Preferred Stock (the "Securities Purchase Agreement");

        (ii) the Corporation provides notice to any Holder of Series N Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any Holder of Series N
    Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the Holders shall have the remedies set forth in such Articles);

       (iii)      the Corporation shall:

           a. sell, convey or dispose of all or substantially all of its assets;

           b. merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation); or

           c. have approved, recommended or otherwise consented to any transaction or series of related transactions which will result in fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

    then, upon the occurrence of any such Redemption Event, each Holder of shares of Series N Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a notice requiring redemption of such Holder's securities to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series N Preferred Stock held by such Holder for an amount per share equal to $6.4120.

                                    VI. RANK

    All shares of the Series N Preferred Stock shall rank (i) prior to the Corporation's Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Holders of Series N Preferred Stock); and (iii) junior to the Corporation's Series A Cumulative Convertible Preferred Stock and the Corporation's Series M and Series M1 Convertible Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                           VII. LIQUIDATION PREFERENCE

    A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series N Preferred Stock shall have received the Liquidation Preference with respect to each share.

    B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

    C. The "Liquidation Preference" with respect to a share of Series N Preferred Stock means an amount equal to the Face Amount thereof. The Liquidation Preference with respect to any other security shall be as set forth in the Certificate of Designation filed in respect thereof.

                    VIII. ADJUSTMENTS TO THE CONVERSION PRICE

    The Conversion Price shall be subject to adjustment from time to time as follows:

    A. Stock Splits, Stock Dividends, Etc. If at any time on or after the date of execution, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the
Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

    B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the date of execution, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) -- (iv) above being a "Fundamental Change"), then the Holders of Series N Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Fundamental Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Fundamental Change not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series N Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series N Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph B unless (i) each Holder of Series N Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and
(ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph B. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series N Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

    C. Adjustment Due to Distribution. If at any time after the date of execution the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to Holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off) (a "Distribution"), then each Holder of Series N Preferred Stock shall be entitled, upon any conversion of shares of Series N Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to such Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the Holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

    D. Purchase Rights. If at any time after the date of execution, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders of Series N Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series N Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

    E. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VIII, the
Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Series N Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series N Preferred Stock, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series N Preferred Stock.

                                IX. VOTING RIGHTS

    The Holders of the Series N Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "Business Corporation Law"), in this Article IX and in Article X below.

    To the extent that under the Business Corporation Law the vote of the Holders of the Series N Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series N Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series N Preferred Stock (except as otherwise may be required under the Business Corporation Law) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Law Holders of the Series N Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series N Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is convertible.

                            X. PROTECTION PROVISIONS

    So long as any shares of Series N Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Law) of the Holders of at least a majority of the then outstanding shares of Series N Preferred Stock:

    A. alter or change the rights, preferences or privileges of the Series N Preferred Stock;

    B. alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series N Preferred Stock;

    C. create any new class or series of capital stock having a preference over the Series N Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, "Senior Securities");

    D. create any new class or series of capital stock ranking pari passu with the Series N Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, "Pari Passu Securities");

    E. increase the authorized number of shares of Series N Preferred Stock;

    F. issue any shares of Series N Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto;

    G. issue any additional shares of Senior Securities; or

    H. redeem, or declare or pay any cash dividend or distribution on, any junior securities.

    If Holders of at least a majority of the then outstanding shares of Series N Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series N Preferred Stock pursuant to subsection A. above, then the Corporation shall deliver notice of such approved change to the Holders of the Series N Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Series N Preferred Stock.

                                XI. MISCELLANEOUS

    A. Cancellation of Series N Preferred Stock. If any shares of Series N Preferred Stock are converted pursuant to Article III, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series N Preferred Stock.

    B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series N Preferred Stock.

    C. Status as Stockholder. Upon submission of a Notice of Conversion by a Holder of Series N Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock and the Holder's rights as a Holder of such converted shares of Series N Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series N Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock) the Holder shall regain the rights of a Holder of Series N Preferred Stock with respect to such unconverted shares of Series N Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series N Preferred Stock)

The undersigned hereby irrevocably elects to convert ________ shares of Series N Preferred Stock (the "Conversion"), represented by stock certificate No.(s). ________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of TREEV, Inc. (the "Corporation") according to the conditions of the Certificate of Designations, Preferences and Rights of Series N Convertible Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series N Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

    "The undersigned hereby requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned's Prime Broker (which is ________) with DTC through its Deposit Withdrawal Agent Commission System."

                        Date of Conversion: ___________________________________

                        Applicable Conversion Price:  $.6412

                        Number of Shares of
                        Common Stock to be Issued: ____________________________

                        Signature: ____________________________________________

                        Name: _________________________________________________

                        Address: ______________________________________________

    * The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.

                                                                      Appendix B

           PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

    RESOLVED, that, prior to the next Annual Meeting of the stockholders of the Company, Article Fourth of the Company's Restated Certificate of Incorporation shall be amended by the addition of the following provision:

        Simultaneously with the effective date of this amendment (the "Effective Date"), each four shares of the Company's Common Stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall, automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into one share of the Company's outstanding Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. Any fraction of a share of New
    Common Stock to which the holder would otherwise be entitled will be adjusted downward to the nearest whole share and the holder will receive cash in lieu of such fractional share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not surrendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any new Certificate is to be issued in a name other than that in which it was issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the stock transfer tax stamps to the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital shall be represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified, until thereafter reduced or increased in accordance with applicable law. All references elsewhere in the Restated Certificate of Incorporation to the "Common Stock" shall, after the Effective Date, refer to the New Common Stock.

    FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated Certificate of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board may abandon such proposed amendment without further action by the stockholders.

                                 REVOCABLE PROXY
                                   TREEV, INC.
                             500 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints James J. Leto and Jorge R. Forgues, and each of them individually, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated on the reverse side all shares of common stock, $.0001 par value per share ("Common Stock"), of TREEV, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, December 9, 1998, at 9:00 a.m. at the Company's headquarters at 500 Huntmar Park Drive, Herndon, Virginia 20170, and at any adjournment or postponement thereof.

                           (Continued on reverse side)

                                 (Reverse side)



                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                  (1) To approve, in accordance with the NASDAQ rules, the issuance of shares of Common Stock issuable in connection with the Company's Series N Convertible Preferred Stock and on exercise of warrants to purchase shares of Common Stock at an exercise price of $.6250 per share.

FOR [    ]                     AGAINST [    ]                     ABSTAIN [    ]


                  (2) To amend the Restated Certificate of Incorporation of the Company to effect a one-for-four reverse stock split of the Company's outstanding Common Stock.

FOR [    ]                     AGAINST [    ]                     ABSTAIN [    ]

                  (3) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


                  The undersigned acknowledges the receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock are expressly revoked.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature    __________________________________________  Date________________

             __________________________________________
                     SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.